Exhibit 3.1

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                        JONES UNITED KINGDOM FUND, LTD.


         The undersigned, desiring to form a limited partnership under the Uniform Limited Partnership Act of the State of Colorado, does hereby swear
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and state as follows:

         1. The name of the limited partnership is Jones United Kingdom Fund, Ltd. (the "Partnership").

         2. The name and address of the agent for service of process shall initially be Elizabeth M. Steele, 9697 East Mineral Avenue, Englewood, Colorado 80112. The General Partner may change such name and address of the agent for service of process in its discretion as it deems advisable.

         3. The name of the General Partner is Jones Global Funds, Inc., a Colorado corporation, which, with its affiliates, intends to acquire franchise rights in the United Kingdom and then construct, develop and operate communications systems that will provide both cable television programming and fixed link telephone services to residential and commercial subscribers in the franchise areas. The location of the principal place of business of the General Partner shall initially be 9697 East Mineral Avenue, Englewood, Colorado 80112. The General Partner may change such place of business in its discretion and may maintain such other offices at any other place or places as it deems advisable.

         4. There are at least two partners in the Partnership, at least one of which is a limited partner.

         IN WITNESS WHEREOF, the undersigned has signed and sworn to this Certificate of Limited Partnership on the 31st day of December, 1991.


                                 JONES GLOBAL FUNDS, INC.
                                 a Colorado corporation,
                                 General Partner


                                 By:    /s/ Elizabeth M. Steele
                                       -------------------------
                                       Elizabeth M. Steele
                                       Vice President

STATE OF COLORADO          )
                           ) ss:
COUNTY OF ARAPAHOE         )

         On the 31st day of December, 1991, before me personally appeared Elizabeth M. Steele, as Vice President of Jones Global Funds, Inc., to me known and known to me to be the individual described in and who executed the foregoing instrument, and she thereupon duly acknowledged to me that she executed the same, of her own free will, as her voluntary act and deed.

         IN WITNESS WHEREOF, I hereby set my hand and seal on the date first above written.


   (SEAL)                                /s/ Deborah L. Baughman
                                         -------------------------
                                             Notary Public

         My commission expires 9/14/95.